    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1997

                                                      REGISTRATION NO. 333-33105
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                Amendment No. 1
                                       to
                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    N2K INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                          7375                         06-1455771
  (State or other jurisdiction         (Primary Standard                (I.R.S. Employer
      of incorporation or        Industrial Classification Code       Identification No.)
          organization)                     Number)

                                    N2K INC.
                          55 BROAD STREET, 26TH FLOOR
                            NEW YORK, NEW YORK 10004
                                 (212) 378-5555
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              JONATHAN V. DIAMOND
                                 VICE CHAIRMAN
                                    N2K INC.
                          55 BROAD STREET, 26TH FLOOR
                            NEW YORK, NEW YORK 10004
                                 (212) 378-5555
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

            FRANK E. MORGAN II, ESQ.                          JULIE M. ALLEN, ESQ.
                DEWEY BALLANTINE                        O'SULLIVAN GRAEV & KARABELL, LLP
          1301 AVENUE OF THE AMERICAS                         30 ROCKEFELLER PLAZA
            NEW YORK, NEW YORK 10019                        NEW YORK, NEW YORK 10112
                 (212) 259-8000                                  (212) 408-2400

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                               EXPLANATORY NOTE



       The sole purpose of this amendment is to provide a replacement conformed signature page to indicate the filing date of August 7, 1997 for the initial registration statement filing. The date was inadvertently omitted from the conformed signature page previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on August 7, 1997.

                                            N2K INC.

                                            By:    /s/ LAWRENCE L. ROSEN
                                              ----------------------------------
                                                      Lawrence L. Rosen
                                                  Chairman of the Board and
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below under the heading "Signatures" constitutes and appoints Jonathan V. Diamond and Bruce Johnson his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, including, without limitation, any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of August, 1997.

                  SIGNATURE                                        TITLE
---------------------------------------------  ----------------------------------------------

            /s/ LAWRENCE L. ROSEN              Chairman of the Board, Chief Executive Officer
---------------------------------------------    and Director (Principal Executive Officer)
              Lawrence L. Rosen

           /s/ JONATHAN V. DIAMOND             Vice Chairman and Director
---------------------------------------------
             Jonathan V. Diamond
           /s/ ROBERT DAVID GRUSIN             Vice Chairman and Director
---------------------------------------------
             Robert David Grusin

             /s/ JAMES E. COANE                President, Chief Operating Officer and
---------------------------------------------    Director
               James E. Coane

              /s/ BRUCE JOHNSON                Vice President, Secretary, Chief Financial
---------------------------------------------    Officer (Principal Accounting Officer and
                Bruce Johnson                    Principal Financial Officer) and Director

          /s/ ROBERT C. HARRIS, JR.            Director
---------------------------------------------
            Robert C. Harris, Jr.

            /s/ SUSANNE HARRISON               Director
---------------------------------------------
              Susanne Harrison

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